EXHIBIT 99.1

Inland Retail Real Estate Trust, Inc.

Increased Executive Compensation Schedule for Certain Executive Officers

Name	Title	Increased 2006 Base Salary
James W. Kleifges	Chief Financial Officer	$225,000
Andrew Viola	Associate General Counsel—Real Estate	$170,000

Messrs. Kleifges and Viola also participate in the Senior and Executive Officer Incentive Plan, a copy of which was previously filed as an Exhibit to the Form 8-K filed as of February 2, 2006.